UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2016

ALLERGAN PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36867	98-1114402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park Coolock, Dublin, D17 E400, Ireland
(Address of principal executive offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02.	Termination of Material Definitive Agreement.

On August 2, 2016 Allergan plc, a company incorporated under the laws of Ireland (the “Company”), completed its divestiture (the “Teva Transaction”) of the Company’s global generic business and certain other assets (the “Business”) to Teva Pharmaceuticals Industries, Ltd. (“Teva”).

On August 2, 2016, in connection with the closing of the Teva Transaction, the Company repaid in full the outstanding amounts under its $1.0 billion revolving credit loan and guaranty agreement (the “Revolving Credit Agreement”) among Actavis Capital S.à r.l., as borrower, the Company, Warner Chilcott Limited, Allergan Finance, LLC, Actavis Funding SCS, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as administrative agent, J.P. Morgan Europe Limited, as London agent, and the other financial institutions party thereto and terminated the Revolving Credit Agreement without any early termination penalty or prepayment premium. The Revolving Credit Agreement had a December 17, 2019 maturity date. A description of the Revolving Credit Agreement is included in Item 1.01 of the Current Report on Form 8-K filed by the Company on December 22, 2014 and is incorporated into this Item 1.02 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 2, the Company announced the completion of the Teva Transaction. The Company received $33.4 billion in cash and 100.3 million ordinary shares of Teva valued at an undiscounted amount of $5.4 billion based on the opening price of $53.39 for Teva shares on August 2, 2016.

The Teva Transaction included the sale of the Company’s legacy Actavis Global Generics business, including the U.S. and international generic commercial units, third-party supplier Medis, global generic manufacturing operations, and the global generic R&D unit, as well as Allergan’s international over-the-counter (“OTC”) commercial unit (excluding OTC eye care products) and certain established international brands.

Item 8.01.	Other Events.

The unaudited pro forma combined financial statements of the Company as of March 31, 2016, for the three months ended March 31, 2016 and for the year ended December 31, 2015, which give effect to the divestiture of the Business and certain other transactions, are filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

Exhibit 99.1	Unaudited pro forma combined financial statements as of March 31, 2016, for the three months ended March 31, 2016 and for the year ended December 31, 2015, which give effect to the divestiture of the Business and certain other transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2016	Allergan plc

	By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit	Description of Exhibit

Exhibit 99.1*	Unaudited pro forma combined financial statements as of March 31, 2016, for the three months ended March 31, 2016 and for the year ended December 31, 2015, which give effect to the divestiture of the Business and certain other transactions.

*	Exhibits filed herewith